UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2021

Ipsidy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

670 Long Beach Boulevard, Long Beach, New York 11561

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AUID	The Nasdaq Capital Market

Item 8.01. Other Events.

On August 26, 2021, Ipsidy Inc. (the “Company”) issued a press release announcing the closing of the Company’s previously announced public offering (the “Offering”) of 1,642,856 shares of its common stock at a public offering price of $7.00 per share, including 214,285 shares sold upon full exercise of the underwriter’s option to purchase additional shares, for gross proceeds of approximately $11.5 million, before deducting underwriting discounts and offering expenses.

The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and the description of the material terms of the Press Release are qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Index of Exhibits

Exhibit Number	Description
99.1	Press Release dated August 26, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ipsidy Inc.

Date: August 26, 2021	By:	/s/ Stuart P. Stoller
	Name:	Stuart P. Stoller
	Title:	Chief Financial Officer

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